FORM OF
                     AMENDED AND RESTATED LICENSE AGREEMENT


     THIS AGREEMENT is made as of this 24th day of September, 1997 by and between:

     Bright Licensing Corp., a New York corporation with a place of business at 64 Village Hill Drive, Dix Hills, New York 11746 ("Licensor"), and

     BW Acquisition Corp., a Delaware corporation with a place of business at 333 East 56th Street, Penthouse G, New York, New York 10022 ("Licensee").



                                   WITNESSETH:

     WHEREAS, Licensee was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination ("Business Combination") with an operating business:

     WHEREAS, Licensee intends to finance the Business Combination, in whole or in part, with the proceeds of a public offering of its securities (the "Offering");

     WHEREAS, Licensor is the owner of the servicemarks "SMA2RT(TM) and "Specialized Merger and Acquisition Allocated Risk Transaction(TM) (collectively, the "Servicemarks");

     WHEREAS, licensee sees valuable marketing and other commercial advantage arising from using the Servicemarks to market the Offering;

     WHEREAS, Licensee wishes to obtain a non-exclusive, one-time license to use the Servicemarks to market the Offering during its initial public sale of its securities, and Licensor is willing to permit such use by Licensee in accordance with the terms and conditions of this License Agreement;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties agree as follows:

     1. Grant of License. Licensor grants to Licensee a non-exclusive, non-transferable license to use the Servicemarks in the United States to market the Offering, and Licensee accepts the license subject to the terms and conditions herein contained. The license granted herein shall be for a one-time use only in the Offering, and shall not be available to Licensee for any other use or subsequent offerings of its securities.

     2. Consideration In consideration for Licensor's grant of the license set forth herein, Licensor shall receive a license fee from Licensee in the amount of $100,000, $10,000 of which shall be payable upon the date of execution of this Agreement. The balance of the license fee, or $90,000, shall be due and payable twelve (12) months from the date of execution of this Agreement, or at the closing of the Offering, whichever occurs sooner.

     3. Ownership of Mark. Licensee acknowledges the ownership of the Servicemarks by Licensor, agrees that it will do nothing inconsistent with such ownership, and that all use of the Servicemarks by Licensee shall inure to the benefit of Licensor. Licensee agrees that nothing in this License shall give Licensee any right, title, or interest in the Servicemarks other than the right to use the Servicemarks in accordance with this Agreement and Licensee agrees that it will not attack the title of Licensor to the Servicemarks or attack the validity of this Agreement.

     4. Form of Use. Licensee agrees to use the Servicemarks only in the form and manner and with appropriate legends, and not to use any other mark in combination with the servicemarks without the prior written consent of Licensor.

     5. Quality Standards. Licensee agrees that the nature and quality of the services rendered by Licensee in connection with the Servicemarks and all related advertising, promotional and other related uses of the mark by Licensee shall conform to standards set by and under the strict and unilateral control of Licensor. In this regard, Licensee shall provide Licensor with copies of all documents or materials using the Servicemarks prior to their use, for Licensor's review and approval, which approval shall not be unreasonably withheld, including, without limitation, the officers and directors of Licensee, the escrow agent for the SMA2RT offering, the investment banker for the SMA2RT offering, the underwriter for the SMA2RT public offering, copies of any letters of intent or underwriting agreements relating to or involving SMA2RT offerings, as well as any and all comment letters received from the Securities and Exchange Commission in respect thereof and any and all responses thereto.

     6. Quality Maintenance. Licensee agrees to cooperate with Licensor in facilitating Licensor's control of the nature and quality of Licensee's use of the Servicemarks, to permit reasonable inspection of Licensee's operations related to its use of the Servicemarks, and to supply Licensor with specimens of all uses of the Servicemarks upon request. Licensee shall comply with all applicable laws and regulations pertaining to the use of the Servicemarks as contemplated by this Agreement.

     7. Non-Circumvention. Licensee and its officers and directors severally agree, individually and personally, that neither they nor any affiliate will, directly or indirectly, promote, become a founding stockholder in, nor serve as an officer or director of, any other blind pool or "blank check" company, unless consented to in writing by Licensor.

     8. Infringement Proceedings. License agrees to notify Licensor of any unauthorized use of the Servicemarks promptly as it comes to Licensee's attention. Either party shall have the right and discretion to bring proceedings, whether in law or equity, against such unauthorized use, at its sole expense.

     9. Term. This Agreement shall commence as of the date hereof and shall continue for a period of one (1) year thereafter, unless sooner terminated as provided herein.

     10. Termination for Cause. Licensor shall have the right to terminate this Agreement upon fifteen (15) days written notice to Licensee in the event of any affirmative act of insolvency by Licensee, or upon the appointment of any receiver or trustee to take possession of the property


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

of Licensee or upon the wining up, sale, consolidation, or merger of Licensee, or upon the breach of any material provisions hereof by Licensee (which breach is not cured within thirty (30) days after written notice thereof by Licensor).

     11. Effect of Termination. Upon termination of this Agreement, License agrees to immediately discontinue all use of the Servicemarks and any items confusingly similar thereto, and that all rights in the Servicemarks and goodwill contained therein shall remain the property of Licensor. Any termination of this Agreement shall not effect the parties' duties to perform their respective obligations as to matters arising prior to the termination date.

     (a) Notices. All notices and other communications herein provided for shall be sent by postage prepaid, registered, or certified mail, return receipt requested, or delivered personally or by overnight carrier to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as either party shall give to the other party in the manner provided herein for giving notice. Notice by mail shall be considered given on the date received. Notice personally delivered or by overnight carrier shall be considered given at the time it is delivered.

     (b) Assignability. No right or obligation under this Agreement shall be assignable by Licensee without the prior written consent of Licensor.

     (c) Successors and Permitted Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any persons, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by any reason thereof.

     (d) Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto, and dated subsequent to the date hereof.

     (e) Waiver. The failure by either party to exercise any of its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement. Any waiver of the performance of any of the terms or conditions of this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

     (f) Validity. If any of the terms and provisions of this Agreement are invalid or unenforceable, such term or provisions shall not invalidate the rest of this Agreement which shall nonetheless remain in full force and effect as if such invalidated or unenforceable terms and provisions had not been made part of this Agreement.

     (g) Headings. Headings are included solely for convenience of reference and are not to be considered part of this Agreement.

     (h) No Joint Venture. This is an agreement between separate legal entities and neither party is the agent of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other party to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

     (i) Complete Agreement. This Agreement contains the entire Agreement between the parties concerning the subject matter hereof and there are no collateral or precedent representations, agreements or conditions not specifically set forth herein.

     (j) Law Governing Agreement. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of New York without giving effect to the conflict of laws rules of such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BRIGHT LICENSING CORP.                   BW ACQUISITION CORP.



/s/ Dominic Bassani                      /s/ Richard J. Berman
-----------------------------------      ---------------------------------------
By:  Dominic Bassani                     By:  Richard J. Berman
      President                               President, Chief Executive Officer


                                         /s/ Martin R. Wade
                                         ---------------------------------------
                                         By:  Martin R. Wade (personally) as to
                                              paragraph 7 only


                                         /s/ Marc De Logeres
                                         ---------------------------------------
                                         By:  Marc De Logeres (personally) as to
                                              paragraph 7 only




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